CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42012, 33-43332, 33-79466, 33-89426, 333-00896,
333-00894, 333-00892 and 333-15757) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73224) of Somatogen, Inc. of our report dated July 25, 1997 appearing on page 43 of this Form 10-K.

PRICE WATERHOUSE LLP
Boulder, Colorado

September 5, 1997